Exhibit 10.1

February 24, 2006

United States Trust Company of New York

114 West 47th Street

New York, New York 10036

Attention:  Norman P. Goldberg

Ladies and Gentlemen:

This letter agreement sets forth the terms and conditions upon which The DIRECTV Group, Inc. (“DTV”) has agreed to purchase from the General Motors Special Hourly Employees Pension Trust (the “GM Hourly Trust”), the General Motors Special Salaried Employees Pension Trust (the “GM Salaried Trust”) and the Sub-Trust of the General Motors Welfare Benefit Trust (the ”GM VEBA)” and, together with the GM Hourly Trust and the GM Salaried Trust, the ”GM Plans”), and the GM Plans have agreed to sell to DTV, shares of common stock, par value $0.01 per share, of DTV (the “Common Stock”).

On the basis of the representations and warranties and subject to the conditions set forth herein, at the Closing referred to below, the GM Plans will sell to DTV, and DTV will purchase from the GM Plans, an aggregate of 100 million shares of Common Stock (the “Shares”) at a purchase price per share (the ”Purchase Price”) equal to $15.50 per share or $1,550,000,000 in the aggregate, as set forth on Appendix A attached hereto.

The closing of the purchase and sale contemplated hereby (the “Closing”) shall take place at or about 10:00 A.M., Eastern Time, on March 3, 2006.

The aggregate Purchase Price for the Shares shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by United States Trust Company of New York, as trustee of each of the GM Plans (the “Trustee”).  Delivery of the Common Stock shall be made by book-entry transfer of such shares from the account of the GM Plans to the treasury account of DTV at Computershare Investor Services, or otherwise as DTV and the Trustee shall mutually agree.

Each of the GM Plans represents and warrants to DTV that (i) this agreement has been duly authorized, executed and delivered by the Trustee on its behalf, (ii) it has full power, right and authority to sell the Shares to be sold by it, (iii) the sale of the Shares to be sold by it hereunder and the compliance by it with all of the provisions of this agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the trust agreement establishing it or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property, (iv) it has good and valid title to the Shares to be sold by it and that, upon the delivery of and payment for such Shares as herein contemplated, DTV will receive good and valid title to such Shares free and clear of any mortgage, pledge, lien, security interest or encumbrance, and (v) it has not engaged any broker or other placement agent in connection with the sale of the Shares.

The Trustee represents and warrants to DTV that (i) it has been appointed by the Named Fiduciary (as that term is defined in the Employee Retirement Income Security Act of 1974, as amended) to manage the shares of Common Stock held by the GM Plans and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the Named Fiduciary to terminate such appointment and appoint one or more other investment managers for the shares) and (ii) it has full power, right and authority to execute and deliver this agreement for the account and on behalf of each of the GM Plans and to so bind each of the GM Plans.

DTV represents and warrants to each of the GM Plans that (i) this agreement has been duly authorized, executed and delivered by it, (ii) it has full power, right and authority to purchase the Shares pursuant to this agreement and (iii) the compliance by DTV with all of the provisions of this agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which DTV is a party or by which DTV is bound or to which any of the property or assets of DTV is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of DTV.

DTV agrees that the sale of the Shares by the GM Plans hereunder shall not constitute a “Public Transfer” or “Negotiated Transfer” for purposes of Section 3(a) of the First Amended and Restated Registration Rights Agreement, dated as of March 12, 2003, by and among DTV (as successor to certain rights and obligations of General Motors Corporation pursuant to the Succession Agreement, dated December 22, 2003) and the Trustee, as trustee of each of the GM Plans.

This agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.  Any term of this agreement may be amended or modified only by the written agreement of the parties.  No term or condition of this agreement may be waived, except by a writing executed by the party against whom enforcement of any such waiver is being sought.  No waiver by either party hereto of any term or condition of this agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time.

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

This agreement may be executed in counterparts, and shall be deemed to have been duly executed and delivered by all parties when each party has executed a counterpart hereof and delivered an original or facsimile copy thereof to the other party.  Each such counterpart hereof shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

THE DIRECTV GROUP, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GENERAL MOTORS SPECIAL HOURLY
EMPLOYEES PENSION TRUST

By:	United States Trust Company
of New York, as Trustee

By:
Name:
Title:

GENERAL MOTORS SPECIAL SALARIED
EMPLOYEES PENSION TRUST

By:	United States Trust Company
of New York, as Trustee

By:
Name:
Title:

SUB-TRUST OF THE GENERAL MOTORS
WELFARE BENEFIT TRUST

By:	United States Trust Company
of New York, as Trustee

By:
Name:
Title: